PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	May 4,	April 28,
	2014	2013
Cash flows from operating activities:
Net income	$17,992	$8,301
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on acquisition	(16,372)	-
Depreciation and amortization	36,782	37,490
Changes in assets and liabilities and other	1,497	(9,857)

Net cash provided by operating activities	39,899	35,934

Cash flows from investing activities:
Purchases of property, plant and equipment	(42,385)	(31,866)
Cash from acquisition	4,508	-
Other	(910)	(2,822)

Net cash used in investing activities	(38,787)	(34,688)

Cash flows from financing activities:
Repayments of long-term borrowings	(25,100)	(3,319)
Repurchase of common stock of subsidiary	-	(4,190)
Payment of deferred financing fees	(309)	(40)
Proceeds from share-based arrangements	888	588
Other	(543)	-

Net cash used in financing activities	(25,064)	(6,961)

Effect of exchange rate changes on cash	165	(1,776)

Net decrease in cash and cash equivalents	(23,787)	(7,491)
Cash and cash equivalents, beginning of period	215,615	218,043

Cash and cash equivalents, end of period	$191,828	$210,552

Noncash net assets from acquisition	$110,213	$-